Exhibit 25.2

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939

OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐	CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)

THE BANK OF NEW YORK MELLON

TRUST COMPANY, N.A.

(Exact name of trustee as specified in its charter)

95-3571558
(Jurisdiction of incorporation if not a U.S. national bank)	(I.R.S. employer identification no.)

400 South Hope Street Suite 400 Los Angeles, California	90071
(Address of principal executive offices)	(Zip code)

Aviv Healthcare Properties Limited Partnership

(Exact name of obligor as specified in its charter)

Delaware	35-2249166
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Aviv Healthcare Capital Corporation

(Exact name of obligor as specified in its charter)

Delaware	27-4536064
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

TABLE OF CO-REGISTRANTS

Exact name of registrant as specified in its charter	State or other jurisdiction of incorporation or organization	IRS Employer Identification Number
446 Sycamore Road, L.L.C.	Delaware	32-03807882

Alamogordo Aviv, L.L.C.	New Mexico	27-0123540

Arkansas Aviv, L.L.C.	Delaware	30-0509615

Arma Yates, L.L.C.	Delaware	27-3971035

Aviv Asset Management, L.L.C.	Delaware	30-0305067

Aviv Financing I, L.L.C.	Delaware	11-3747125

Aviv Financing II, L.L.C.	Delaware	36-4597042

Aviv Financing III, L.L.C.	Delaware	36-4641210

Aviv Financing IV, L.L.C.	Delaware	27-0836481

Aviv Financing V, L.L.C.	Delaware	27-0836548

Aviv Foothills, L.L.C.	Delaware	36-4572035

Aviv Healthcare Properties Operating Partnership I, L.P.	Delaware	11-3747120

Aviv Liberty, L.L.C.	Delaware	36-4572034

Aviv REIT, Inc.	Maryland	27-3200673

Avon Ohio, L.L.C.	Delaware	36-4601433

Belleville Illinois, L.L.C.	Delaware	32-0188341

Bellingham II Associates, L.L.C.	Delaware	11-3747130

Benton Harbor, L.L.C.	Illinois	36-4204807

Bethel ALF Property, L.L.C.	Delaware	36-4759871

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BHG Aviv, L.L.C.	Delaware	36-4601432

Biglerville Road, L.L.C.	Delaware	35-2410897

Bonham Texas, L.L.C.	Delaware	30-0358809

Bradenton ALF Property, L.L.C.	Delaware	45-4444919

Burton NH Property, L.L.C.	Delaware	11-3714506

California Aviv, L.L.C.	Delaware	38-3786697

California Aviv Two, L.L.C.	Delaware	26-4117080

Camas Associates, L.L.C.	Delaware	36-4340182

Casa/Sierra California Associates, L.L.C.	Delaware	36-4572017

Champaign Williamson Franklin, L.L.C.	Delaware	36-4769741

Chardon Ohio Property, L.L.C.	Delaware	61-1722650

Chatham Aviv, L.L.C.	Delaware	27-0354315

Chenal Arkansas, L.L.C.	Delaware	04-3835270

Chippewa Valley, L.L.C.	Illinois	36-4065826

Clarkston Care, L.L.C.	Delaware	76-0802028

Clayton Associates, L.L.C.	New Mexico	36-4572014

Colonial Madison Associates, L.L.C.	Delaware	38-3741678

Columbia View Associates, L.L.C.	Delaware	36-4204809

Columbus Texas Aviv, L.L.C.	Delaware	38-3735473

Columbus Western Avenue, L.L.C.	Delaware	71-0960205

Commerce Nursing Homes, L.L.C.	Illinois	36-4122632

Commerce Sterling Hart Drive, L.L.C.	Delaware	27-5458991

Conroe Rigby Owen Road, L.L.C.	Delaware	27-5458820

CR Aviv, L.L.C.	Delaware	20-5354773

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Crooked River Road, L.L.C.	Delaware	27-5081057

Cuyahoga Falls Property, L.L.C.	Delaware	35-2419468

Darien ALF Property, L.L.C.	Delaware	30-0694838

Denison Texas, L.L.C.	Delaware	32-0173170

East Rollins Street, L.L.C.	Delaware	38-3838004

Edgewood Drive Property, L.L.C.	Delaware	32-0405276

Effingham Associates, L.L.C.	Illinois	36-4150491

Elite Mattoon, L.L.C.	Delaware	36-4454111

Elite Yorkville, L.L.C.	Delaware	36-4454114

Falcon Four Property Holding, L.L.C.	Delaware	46-3986352

Falcon Four Property, L.L.C.	Delaware	30-0794160

Falfurrias Texas, L.L.C.	Delaware	61-1501714

Florence Heights Associates, L.L.C.	Delaware	11-3747131

Florida ALF Properties, L.L.C.	Delaware	32-0417622

Florida Four Properties, L.L.C.	Delaware	35-2456486

Fort Stockton Property, L.L.C.	Delaware	38-3918639

Fountain Associates, L.L.C.	Delaware	36-4572016

Four Fountains Aviv, L.L.C.	Delaware	36-4601434

Fredericksburg South Adams Street, L.L.C.	Delaware	27-5459311

Freewater Oregon, L.L.C.	Delaware	36-2280966

Fullerton California, L.L.C.	Delaware	36-4480527

Gardnerville Property, L.L.C.	Delaware	37-1657201

Germantown Property, L.L.C.	Delaware	45-4444655

Giltex Care, L.L.C.	Delaware	36-4572036

Glendale NH Property, L.L.C.	Delaware	61-1686455

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Gonzales Texas Property, L.L.C.	Delaware	32-0403901

Great Bend Property, L.L.C.	Delaware	27-3971138

Heritage Monterey Associates, L.L.C.	Illinois	36-4056688

HHM Aviv, L.L.C.	Delaware	32-0205746

Hidden Acres Property, L.L.C.	Delaware	27-2457250

Highland Leasehold, L.L.C.	Delaware	20-2873499

Hobbs Associates, L.L.C.	Illinois	36-4177337

Hot Springs Aviv, L.L.C.	Delaware	30-0470700

Houston Texas Aviv, L.L.C.	Delaware	36-4587739

Hutchinson Kansas, L.L.C.	Delaware	51-0559326

Idaho Associates, L.L.C.	Illinois	36-4114446

Iowa Lincoln County Property, L.L.C.	Delaware	45-4445450

Jasper Springhill Street, L.L.C.	Delaware	27-5458704

Kansas Five Property, L.L.C.	Delaware	36-1647542

Karan Associates, L.L.C.	Delaware	11-3747208

Karan Associates Two, L.L.C.	Delaware	61-1514965

KB Northwest Associates, L.L.C.	Delaware	36-4572025

Kingsville Texas, L.L.C.	Delaware	37-1522939

Louisville Dutchmans Property, L.L.C.	Delaware	61-1715555

Magnolia Drive Property, L.L.C.	Delaware	30-0793756

Manor Associates, L.L.C.	Delaware	36-4572020

Mansfield Aviv, L.L.C.	Delaware	32-0183852

Massachusetts Nursing Homes, L.L.C.	Delaware	20-2873416

McCarthy Street Property, L.L.C.	Delaware	38-3855495

Minnesota Associates, L.L.C.	Delaware	36-4469552

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Mishawaka Property, L.L.C.	Delaware	36-4734067

Missouri Associates, L.L.C.	Delaware	36-4572033

Missouri Regency Associates, L.L.C.	Delaware	36-4572031

Montana Associates, L.L.C.	Illinois	36-4149849

Monterey Park Leasehold Mortgage, L.L.C.	Delaware	32-0267202

Mount Washington Property, L.L.C.	Delaware	45-5010153

Mt. Vernon Texas, L.L.C.	Delaware	35-2270167

Murray County, L.L.C.	Delaware	36-4708756

New Hope Property, L.L.C.	Delaware	61-1720871

Newtown ALF Property, L.L.C.	Delaware	27-4083571

N.M. Bloomfield Three Plus One Limited Company	New Mexico	74-2748292

N.M. Espanola Three Plus One Limited Company	New Mexico	74-2748289

N.M. Lordsburg Three Plus One Limited Company	New Mexico	74-2748286

N.M. Silver City Three Plus One Limited Company	New Mexico	74-2748283

North Royalton Ohio Property, L.L.C.	Delaware	37-1729308

Norwalk ALF Property, L.L.C.	Delaware	27-4083805

Oakland Nursing Homes, L.L.C.	Delaware	36-4572018

October Associates, L.L.C.	Delaware	36-4572030

Ogden Associates, L.L.C.	Delaware	36-4412291

Ohio Aviv, L.L.C.	Delaware	36-4597043

Ohio Aviv Two, L.L.C.	Delaware	27-5081906

Ohio Aviv Three, L.L.C.	Delaware	27-5082021

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Ohio Indiana Property, L.L.C.	Delaware	36-4764623

Ohio Pennsylvania Property, L.L.C.	Delaware	32-0350654

Oklahoma Three Property, L.L.C.	Delaware	35-2444669

Oklahoma Two Property, L.L.C.	Delaware	37-1695177

Oklahoma Warr Wind, L.L.C.	Delaware	38-3886603

Omaha Associates, L.L.C.	Delaware	36-4572019

Orange ALF Property, L.L.C.	Delaware	27-4083471

Orange, L.L.C.	Illinois	36-4095365

Oregon Associates, L.L.C.	Delaware	36-4572024

Oso Avenue Property, L.L.C.	Delaware	30-0767014

Peabody Associates, L.L.C.	Delaware	36-4572029

Peabody Associates Two, L.L.C.	Delaware	27-5346222

Pennington Road Property, L.L.C.	Delaware	36-4768380

Pocatello Idaho Property, L.L.C.	Delaware	35-2449870

Pomona Vista L.L.C.	Illinois	36-4111095

Prescott Arkansas, L.L.C.	Delaware	04-3835264

Raton Property Limited Company	New Mexico	36-4111094

Ravenna Ohio Property, L.L.C.	Delaware	61-1692048

Red Rocks, L.L.C.	Illinois	36-4192351

Richland Washington, L.L.C.	Delaware	26-0081509

Riverside Nursing Home Associates, L.L.C.	Delaware	36-4340184

Riverside Nursing Home Associates Two, L.L.C.	Delaware	27-3524946

Rockingham Drive Property, L.L.C.	Delaware	35-2485732

Rose Baldwin Park Property L.L.C.	Illinois	36-4111092

-  7  -

Salem Associates, L.L.C.	Delaware	36-4572028

San Juan NH Property, L.L.C.	Delaware	11-3714511

Sandalwood Arkansas Property, L.L.C.	Delaware	61-1665105

Santa Ana-Bartlett, L.L.C.	Illinois	36-4212739

Santa Fe Missouri Associates, L.L.C.	Illinois	36-4165126

Savoy/Bonham Venture, L.L.C.	Delaware	36-4572026

Searcy Aviv, L.L.C.	Delaware	38-3779442

Sedgwick Properties, L.L.C.	Delaware	36-4694767

Seguin Texas Property, L.L.C.	Delaware	35-2456377

Sierra Ponds Property, L.L.C.	Delaware	38-3888430

Skyview Associates, L.L.C.	Delaware	36-4572023

Southeast Missouri Property, L.L.C.	Delaware	27-3502072

Southern California Nevada, L.L.C.	Delaware	30-0705746

Star City Arkansas, L.L.C.	Delaware	43-2089308

Stevens Avenue Property, L.L.C.	Delaware	35-2446030

Sun-Mesa Properties, L.L.C.	Illinois	36-4047650

Texas Fifteen Property, L.L.C.	Delaware	35-2437626

Texhoma Avenue Property, L.L.C.	Delaware	35-2470607

Tujunga, L.L.C.	Delaware	36-4389732

VRB Aviv, L.L.C.	Delaware	76-0802032

Washington-Oregon Associates, L.L.C.	Illinois	36-4192347

Watauga Associates, L.L.C.	Illinois	36-4163268

Wellington Leasehold, L.L.C.	Delaware	27-3971187

West Pearl Street, L.L.C.	Delaware	81-0637081

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Wheeler Healthcare Associates, L.L.C.	Texas	74-2752353

Whitlock Street Property, L.L.C.	Delaware	32-0419832

Willis Texas Aviv, L.L.C.	Delaware	37-1522942

Yuba Aviv, L.L.C.	Delaware	11-3750228

303 West Madison Street Suite 2400 Chicago, Illinois (Address of principal executive offices)	60606 (Zip code)

Subordinated Debt Securities

and Guarantees of Subordinated Debt Securities

(Title of the indenture securities)

=========================================================================================================

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1.	General information. Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address
Comptroller of the Currency United States Department of the Treasury	Washington, DC 20219
Federal Reserve Bank	San Francisco, CA 94105
Federal Deposit Insurance Corporation	Washington, DC 20429

(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

2.	Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

16.	List of Exhibits.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the “Act”) and 17 C.F.R. 229.10(d).

1.	A copy of the articles of association of The Bank of New York Mellon Trust Company, N.A., formerly known as The Bank of New York Trust Company, N.A. (Exhibit 1 to Form T-1 filed with Registration Statement No. 333-121948 and Exhibit 1 to Form T-1 filed with Registration Statement No. 333-152875).

2.	A copy of certificate of authority of the trustee to commence business. (Exhibit 2 to Form T-1 filed with Registration Statement No. 333-121948).

3.	A copy of the authorization of the trustee to exercise corporate trust powers (Exhibit 3 to Form T-1 filed with Registration Statement No. 333-152875).

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4.	A copy of the existing by-laws of the trustee (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-162713).

6.	The consent of the trustee required by Section 321(b) of the Act (Exhibit 6 to Form T-1 filed with Registration Statement No. 333-152875).

7.	A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

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SIGNATURE

Pursuant to the requirements of the Act, the Trustee, The Bank of New York Mellon Trust Company, N.A., a banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago, and State of Illinois, on the 23rd day of December, 2013.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

By:	/s/ Lawrence M. Kusch
Name:	Lawrence M. Kusch
Title:	Vice President

-  12  -

EXHIBIT 7

Consolidated Report of Condition of

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

of 400 South Hope Street, Suite 400, Los Angeles, CA 90071

At the close of business September 30, 2013, published in accordance with Federal regulatory authority instructions.

Dollar amounts in thousands
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	1,319
Interest-bearing balances	241
Securities:
Held-to-maturity securities	0
Available-for-sale securities	725,987
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold	83,000
Securities purchased under agreements to resell	0
Loans and lease financing receivables:
Loans and leases held for sale	0
Loans and leases, net of unearned income	0
LESS: Allowance for loan and lease losses	0
Loans and leases, net of unearned income and allowance	0
Trading assets	0
Premises and fixed assets (including capitalized leases)	4,612
Other real estate owned	0
Investments in unconsolidated subsidiaries and associated companies	0
Direct and indirect investments in real estate ventures	0
Intangible assets:
Goodwill	856,313
Other intangible assets	137,762
Other assets	126,539

Total assets	$1,935,773

1

LIABILITIES
Deposits:
In domestic offices	651
Noninterest-bearing	651
Interest-bearing	0
Not applicable
Federal funds purchased and securities
sold under agreements to repurchase:
Federal funds purchased	0
Securities sold under agreements to repurchase	0
Trading liabilities	0
Other borrowed money:
(includes mortgage indebtedness
and obligations under capitalized
leases)	0
Not applicable
Not applicable
Subordinated notes and debentures	0
Other liabilities	242,219
Total liabilities	242,870
Not applicable

EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	1,000
Surplus (exclude all surplus related to preferred stock)	1,121,790
Not available
Retained earnings	567,244
Accumulated other comprehensive income	2,869
Other equity capital components	0
Not available
Total bank equity capital	1,692,903
Noncontrolling (minority) interests in consolidated subsidiaries	0
Total equity capital	1,692,903

Total liabilities and equity capital	1,935,773

I, Cherisse Waligura, CFO of the above-named bank do hereby declare that the Reports of Condition and Income (including the supporting schedules) for this report date have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true to the best of my knowledge and belief.

Cherisse Waligura         )         CFO

We, the undersigned directors (trustees), attest to the correctness of the Report of Condition (including the supporting schedules) for this report date and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

Troy Kilpatrick, President	)
Frank P. Sulzberger, Director	)	Directors (Trustees)
William D. Lindelof, Director	)

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